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                                                                   EXHIBIT 99.18


                               POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that Charles C. Reilly whose signature appears below constitutes and appoints Terry K. Glenn and Arthur Zeikel and each of them, his true and lawful attorney-infact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all Amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

October 20, 1990                                        /s/ Charles C. Reilly
                                                        ---------------------
                                                            Charles C. Reilly